UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
December 14, 2007

ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29604	58-2358943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Dauphin Street Mobile, Alabama (Address of principal executive offices)	36606 (Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Change in Control Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 14, 2007, EnergySouth, Inc. (the “Company”) entered into new change in control agreements with Charles P. Huffman, Gregory H. Welch and G. Edgar Downing, Jr. The new change in control agreements are effective as of December 1, 2007 and replace the existing change in control agreements with Messrs. Huffman, Welch and Downing. Generally, such agreements provide that if, within twenty-four months following the change in control of the Company (as defined in the agreements), the officer’s employment is terminated in a “triggering termination,” the Company shall make a lump-sum payment to the officer equal to a specified percentage of the officer’s “compensation,” defined as the officer’s annualized base salary in effect immediately prior to the change in control, plus the officer’s target annual cash incentive award for the calendar year in which the termination occurs. For purposes of establishing the applicable percentage, the Company has established a three-tier structure in which tier-one officers receive 297% of such compensation, tier-two officers receive 200% of such compensation, and tier-three officers receive 100% of such compensation. Messrs. Huffman and Welch are designated as tier-one officers, and Mr. Downing is designated as a tier-two officer.
     The agreements also provide for continuation of certain insurance and other employee benefits for a period of three years for tier-one officers, two years for tier-two officers and one year for tier-one officers. For purposes of the agreements, (i) the term “triggering termination” means a termination other than for cause, by the officer for good reason or by written agreement to such effect between the officer and the Company, (ii) the term “cause” generally means conviction of a felony, willful violation of a significant Company policy, fraud, gross neglect of duties or willful failure to perform duties, and (iii) the term “good reason” generally means a reduction in the officer’s status, compensation or benefits, the relocation of the officer or the failure by a successor to the Company to assume and agree to perform any agreement between the Company and the officer.
     The foregoing description of the form of change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of change in control agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10(j)-2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10(j)-2	Form of Change in Control Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: December 18, 2007	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr. Secretary

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